Exhibit 3.1

                       CONVERTIBLE NOTE PURCHASE AGREEMENT



         This Convertible Note Purchase Agreement, dated as of December 13, 2004 (the "Effective Date") is entered into by and among CNH Holdings Company, a Nevada corporation (the "Company") and each of the Purchasers of Notes and Warrants whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

         The parties hereto agree as follows:

ARTICLE I
                                   DEFINITIONS

         As used in this Agreement:

          "Agreement" means this agreement, as it may be amended or modified and in effect from time to time.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Dallas for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; PROVIDED in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change in Control" means (i) the acquisition (other than as a result of the exercise of the Warrants or the conversion of the Notes as set forth in
Article V) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of voting stock of the Company by any Person, or two or more Persons acting in concert; provided that such Person or Persons did not then have beneficial ownership of forty percent (40%) or more of the outstanding shares of voting stock of the Company; (ii) the sale of all or substantially all of the assets of the Company; or (iii) a merger or consolidation of the Company with any other Person, after which the Company is not the surviving entity.

         "Closing" is defined in Section 2.2.

         "Closing Date" is defined in Section 2.2.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Company's common stock, par value $.001 per share, or shares resulting from any subdivision or combination of such common stock or, in the case of any reorganization, reclassification, merger, consolidation or sale of the type referred to in Section 4.2, the stock or other securities or property provided for in such Section.

         "Company" means CNH Holdings Company, a Nevada corporation, and its successors and assigns.

         "Company  SEC  Documents"   means  all  forms,   reports,   statements,
schedules, registration statements and other documents required to be filed with the Commission.

         "Company Stock Plans" means the Company's 2004 Long Term Incentive Plan and any other of the Company's stock option plans that existed prior to December 31, 2000.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion Price Per Share" means the lesser of $1.30 per share, or a 25% discount to the average closing bid price of the Common Stock for the five days including and immediately preceding the Interest Compounding Date, provided that in no event shall the Conversion Price Per Share be less than $1.00 per share.

         "Default" means an event described in Article XI.

         "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not such property is owned, leased or operated or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws; provided, however, that the term "Environmental Claim" shall not include any such claim, demand, action, suit, complaint, proceeding or other communication under an insurance or reinsurance policy issued by the Company.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Environmental Permits" "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required for an entity and its facilities to conduct its business under Environmental Laws.

         "Environmental Report" means any report, study, assessment, audit, or other similar document that addresses any issue of noncompliance with, or liability under, any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Excluded Taxes" means, in the case of Purchasers, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which Purchaser is incorporated or organized or resides or
(ii) the jurisdiction in which Purchaser's principal executive office is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent.

         "Hazardous Materials" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

         "Purchaser" means the Person(s) listed on the signature page of this Agreement as a "Purchaser" and its respective successors and assigns.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other
Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations and (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

         "Interest Compounding Date" means each March 31, June 30, September 31, and December 31 during the term of the Notes.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan Documents" means this Agreement, the Notes and Warrants issued pursuant to Section 2.1 and the Registration Rights Agreement.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of Purchasers thereunder.

         "Material Indebtedness" is any Indebtedness in excess of $50,000.

         "Maturity Date" means, for each Note, the two (2) year anniversary of the issuance date for such Note.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Notes" means the Senior Unsecured Convertible Promissory Notes, in the form of Exhibit B, issued pursuant to Section 2.1.

         "Other Taxes" is defined in Section 3.5.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Qualified Financing" means the first sale to, or exchange with, any third party any Qualified Securities, in a private transaction occurring after the Effective Date and in which the Company receives gross proceeds of at least $500,000; provided, that a Qualified Financing shall not include any transaction involving (a) the Company's issuance of any Financing Securities (other than for cash) in connection with a merger, acquisition or consolidation of the Company,
(ii) the Company's issuance of Financing Securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company's issuance of Financing Securities in connection with bona fide firm underwritten public offerings of its securities, (iv) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company Stock Plans, (v) as a result of the exercise of options or warrants or conversion of convertible notes or preferred stock which are granted or issued as of the date of this Agreement.

         "Qualified Securities" means any securities convertible, exercisable or exchangeable into Common Stock, including debt securities so convertible, issued by the Company in a Qualified Financing.

         "Registration Date" means the date that the Registration Statement contemplated in the Registration Right Agreement is declared effective by the Commission.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date of this Agreement, by and between the parties, as contemplated under Section 7.1(a)(v).

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but EXCLUDING Excluded Taxes.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Warrant" shall mean a warrant in the form attached hereto as Exhibit C, issued to a Purchaser in accordance with Section 2.1

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
                         ISSUANCE OF NOTES AND WARRANTS

2.1 Authorization and Issuance of the Notes and Warrants. Upon the following terms and conditions, the Company has duly authorized the issuance and sale to Purchasers of (a) up to $1,000,000 in aggregate principal amount of Notes, and each Purchaser shall purchase from the Company, and (b) Warrants to purchase up to an aggregate of 1,000,000 shares of Common Stock, at an exercise price of $1.30 per share. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the Commission under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

2.2 The Closing. The Company shall hold an initial closing of the issuance and sale of the Notes and Warrants (the "Initial Closing") at made at the offices of Jackson Walker L.L.P., 2435 N. Central Expressway, Suite 600, Richardson, Texas, 75080 (the "Closing") at 1:00 p.m. (central time) on the Effective Date (the "Initial Closing Date"). The Company may hold additional interim closings after the Initial Closing (each, an "Additional Closing") on one or more dates as agreed upon between the Company and subsequent Purchasers (each, an "Additional Closing Date") The Initial Closing Date and the Additional Closing Dates are each hereinafter sometimes referred to as a "Closing Date." Delivery of the Notes shall be made to Purchasers against payment therefor, by wire transfer of immediately available funds on the applicable Closing Date, to an account designated in writing by the Company. The Notes and Warrants shall be issued in such name or names and in such permitted denomination or denominations as set forth in Exhibit A.

2.3 The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Notes and exercise of the Warrants then outstanding.

ARTICLE III
                             REPAYMENT OF THE NOTES

3.1 Interest Rates. Interest on the Notes shall be computed, at the rate of eight percent (8%) per annum, for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. Interest on the Notes shall be compounded quarterly, on each Interest Compounding Date.

3.2 Repayment of the Notes. The Company covenants and agrees that upon issuance of the Notes, it will repay to Purchasers the unpaid principal balance of the Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder, on the Maturity Date.

3.3 Prepayment. The Company may prepay the Notes, in whole or in part, upon thirty (30) days prior written notice to Purchasers; provided that partial prepayments may be made only in increments of $10,000. In the event of a proposed prepayment by the Company, prior to such prepayment, Purchasers shall have the right to convert the amount of the proposed prepayment into shares of Common Stock in accordance with Article IV, regardless of the period of time that the Notes have been outstanding.

3.4 Home Office Payment. The Company will pay all sums becoming due on Notes for principal and interest to Purchasers in cash (by check or wire transfer to the account(s) designated in writing by Purchasers) at the address specified below for Purchasers, or by such other method or at such other address as Purchasers shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, Purchasers shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at their principal executive office.

3.5 Taxes. Any and all payments by the Company hereunder or under the Notes or other Loan Documents that are made to or for the benefit of Purchasers shall be made free and clear of and without deduction for any and all Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Notes or other Loan Documents to Holder, the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this paragraph), Purchasers receive an amount equal to the sum it would have received had no such deductions been made. The Company shall make such deductions and the Company shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Company agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Loan Documents or from the execution or delivery by the Company or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Purchasers of their respective rights under any and all Loan Documents (collectively, "Other Taxes"). The Company will indemnify Purchasers for the full amount of Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising there from or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date Holder provide the Company with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by Purchasers in good faith to the Company shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Company under this Section 3.5 shall survive the payment of the Notes and the termination of this Agreement. Within thirty (30) days after the Company having received a receipt for payment of Taxes and/or Other Taxes, the Company shall furnish to the appropriate Holder, the original or certified copy of a receipt evidencing payment.

3.6 Maximum Lawful Rate. This Agreement, the Notes and the other Loan Documents are hereby limited by this Section 3.6. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Holder exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Purchasers in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Purchasers shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the Aggregate Commitment or principal amount of the Notes, as the case may be, in such manner as may be determined by Purchasers, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the Aggregate Commitment or principal amount of the Notes, as the case may be, such excess shall be refunded to the Company.

3.7 Certain Waivers. The Company unconditionally waive (i) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (ii) any rights of recession, setoff, counterclaim or defense to payment under the Notes or otherwise that the Company may have or claim against any Holder or any prior Holder.

ARTICLE IV

                               CONVERSION OF NOTES

4.1 Conversion upon Qualified Financing. Subject to this Section 4.1, the Purchasers shall have the right to convert the principal and accrued interest of the Note, in whole or in part, into Qualified Securities, upon the same terms and conditions as set forth in the Qualified Financing.

(a) The Company shall notify each Holder, in writing, at least ten (10) days prior to the completion of any Qualified Financing of the terms and conditions of the Qualified Financing. Holders electing to convert Notes, or portions of a Note, into Qualified Securities, within five (5) days of the date of such notice, notify the Company, in writing, of such election, specifying the principal and accrued interest to be so converted, and shall surrender to the Company, the Note, in the form specified in Section 4.4, to be so converted.

(b) All Notes submitted by Holders for conversion into Qualified Securities shall be deemed to be converted on the date the Qualified Financing is consummated by the Company.

4.2 Conversion into Common Stock. Holders shall have the right to convert, upon thirty (30) days prior written notice, the principal and accrued interest of the Note, in whole or in part, into shares of Common Stock at then current Conversion Price Per Share, on any Interest Compounding Date occurring after the Registration Date. All notices of conversion must be accompanied by surrender of the Note, in the form specified in Section 4.4, to be so converted and shall be deemed to be converted on the date set forth in the written notice; provided, such notice is properly given.

(a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price Per Share in effect immediately prior to such subdivision will be proportionately decreased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price Per Share in effect immediately prior to such combination will be proportionately increased.

(b) Reorganization, Reclassification, Consolidation, Merger or Sale. In case at any time or from time to time, the Company shall (a) effect a capital reorganization, reclassification or recapitalization, (b) consolidate with, combine with or merge into any other Person, or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then in each such case, Purchasers, at any time after the consummation of such reorganization, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or other securities) issuable upon conversion of the Notes, the stock and other securities and property (including cash) to which Purchasers would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if Purchasers had so converted the Note immediately prior thereto at the Conversion Price Per Share in effect immediately prior thereto, all subject to further adjustment thereafter as provided in this Article IV.

(c) Reclassification of Common Stock. In case of any reclassification or change of outstanding shares of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, Purchasers shall have the right thereafter to convert this Note into the kind and amount of shares of stock of the Company or of such successor or purchasing corporation and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock of the Company into which this Note might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, or conveyances.

4.3 Issuance of Securities upon Conversion. As promptly as practicable after conversion of a Note, the Company shall deliver a certificate or certificates representing (a) the securities or debt into which the Note (or portion thereto) is converted, if such conversion is pursuant to Section 4.1(a), or (b) the number of fully paid and nonassessable shares of the Common Stock into which the Note (or portion thereto) has been converted, if such conversion is pursuant to
Section 4.1(b). Upon conversion, all the rights of Purchasers as a holder thereof shall cease with respect to the Note (or the portion thereof being converted) at such time, and the person or persons entitled to receive the securities, debt or shares of the Common Stock upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such Qualified Securities or shares of Common Stock at such time. Provided, however, that no conversion on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the Qualified Securities or shares of Common Stock upon such conversion as the record holder or holders of such Qualified Securities or shares of Common Stock on such date, but such conversion shall be effective to constitute the person or persons entitled to receive such Qualified Securities or shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of the business on the next succeeding day on which such stock transfer books are open.

4.4 Endorsement; Re-Issue. Notes, when surrendered for conversion, shall be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Company duly executed by Purchasers. For convenience, the conversion of all or a portion, as the case may be, of the principal and accrued interest of this Note into the Common Stock is hereinafter sometimes referred to as the conversion of this Note. In the event that this Note is converted in part only, upon such conversion, the Company shall execute and deliver to Purchasers, without service charge, a new Note, of any authorized denomination or denominations as requested by Purchasers, in aggregate principal amount equal to and in exchange for the unconverted portion of the Note so surrendered.

ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company represents and warrants to Purchasers that the statements contained in the Article V are true and correct, except as set forth in the Schedules delivered by the Company to Purchasers concurrently herewith.

5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company (i) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (ii) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and
(iii) has full power and authority (corporate and other) to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

5.2      Capital Structure.

(a) As of October 15, 2004, the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. As of October 15, 2004, (i) 3,958,358 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were held in the treasury of the Company, (iii) 1,000,000 shares of Common Stock were reserved for issuance under outstanding Company Stock Plans, including stock appreciation rights, performance units and stock units, and (iv) no shares of preferred stock were issued or outstanding. All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("Company Voting Debt") of the Company issued and outstanding. The shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been reserved for issuance and, when issued upon conversion of the Notes or exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued and fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, in Schedule 5.2(a) or as described in the Company SEC Documents, and for the transactions contemplated by this Agreement,
(i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing (A) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Company Voting Debt of, or other equity interest in, the Company, (B) securities convertible into or exchangeable for such shares or equity interests or (C) obligations of the Company to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment. The Company does not own any equity securities of any other Person.

(b) There are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company. The Company is not a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire shares of capital stock of the Company, whether as a result of the transactions contemplated by this Agreement or otherwise.

(c) Except as set forth on Schedule 5.2(c), since June 30, 2004, the Company has not (i) made or agreed to make any stock split or stock dividend, or issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company other than pursuant to the Company Stock Option Plan or any outstanding Company Stock Option, (ii) repurchased, redeemed or otherwise acquired any shares of capital stock of the Company or (iii) declared, set aside, made or paid to the shareholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company.

(d) Notes and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action. The shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, when issued pursuant to the terms thereof, will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

5.3 Authorization and Validity. The Company has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

5.4 No Conflict; Government Consent. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or (ii) the Company's articles or certificate of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which the Company is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company, is required to be obtained by the Company in connection with the execution and delivery of the Loan Documents, or the payment and performance by the Company of any of its obligations under or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.5      SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the SEC since April 1, 2003 (the "Company SEC Documents"), each of which complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. No Subsidiary of the Company is required to file any form, report, statement, schedule, registration statement or other document with the SEC. No Company SEC Document, when filed (or, if amended or superseded by a filing prior to the Closing Date, on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each of the audited and unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of the Company as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for normal and recurring year-end adjustments that are not material.

(c) Except as set forth in Schedule 5.5(c) and on the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2004 included in the Company SEC Documents (the "Latest Balance Sheet"), or in the notes thereto, neither the Company has any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due), and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2004, none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

5.6 Material Adverse Change. Except as set forth on Schedule 5.6, since June 30, 2004 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Company which could reasonably be expected to have a Material Adverse Effect.

5.7 Taxes. The Company has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company in respect of any taxes or other governmental charges are adequate.

5.8 Litigation and Contingent Obligations. Except as set forth on Schedule 5.8, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect, the Company has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.5.

5.9 Labor and Employment. The Company and its Subsidiaries are and each of their Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Company or its Subsidiaries or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which any of the Company or its Subsidiaries are or were required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of
Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Company nor any member of the Controlled Group has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. The Company is in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.

5.10 Accuracy of Information. No information, exhibit or report furnished by the Company to any Purchaser in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.11     Material Agreements.

(a) All of the contracts of the Company that are required to be described in the Company SEC Documents or to be filed as exhibits thereto (the "Company Material Contracts") are described in the Company SEC Documents or filed as exhibits thereto. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of any Company Material Contract, except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

(b) Except as set forth on Schedule 5.11(b), the Company is not party to any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries to (i) sell any products or services of or to any other person, (ii) engage in any line of business in any geographical area or (iii) compete with or obtain products or services from any person or limiting the ability of any person to provide products or services to the Company.

(c) The Company is not is a party to or bound by any contract, agreement or arrangement which would cause the rights or obligations of any party thereto to change upon the consummation of the transactions contemplated by the Loan Documents.

5.12 Compliance With Laws. The Company has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of its businesses or the ownership of its Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.13 Intellectual Property; Licenses. Except as set forth in Schedule 5.13, the Company possesses all proprietary rights necessary to conduct its business and operations as heretofore conducted or as proposed to be conducted by it. All proprietary rights registered in the name of the Company and applications therefor filed by the Company are listed on Schedule 5.13. No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. The Company does not have any notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Company's ability to retain or obtain any authorization necessary for the operation of its business.

5.14 Environmental Matters. Except to the extent that any inaccuracy in any of the representations set forth in this Section 5.14, individually or in the aggregate with any other inaccuracy under the representations set forth in this
Section 5.14, would not reasonably be expected to have a Material Adverse Effect with respect to the Company is in compliance with all Environmental Laws applicable to the properties, assets or businesses of the Company and possesses and complies with and has possessed and complied with all Environmental Permits required under such laws. The Company has not received any Environmental Claim with respect to its properties, assets or businesses, and to the knowledge of Company there are no threatened Environmental Claims or any Environmental Claims pending or threatened against any entity for which the Company may be responsible. The Company has not assumed, contractually or by operation of law, any known liabilities or obligations under any Environmental Laws. To the knowledge of the Company, there are no present or past events, conditions, circumstances, practices, plans or legal requirements that would reasonably be expected to (i) result in liability to the Company under Environmental Laws, or
(ii) prevent, or reasonably be expected to increase the burden on, the Company in complying with Environmental Laws or in obtaining, renewing, or complying with all Environmental Permits required to be obtained by the Company under such laws. To the knowledge of the Company, there have been no Hazardous Materials or other conditions at or from any property owned, operated or otherwise used by the Company now or, to the best knowledge of the Company, in the past that would reasonably be expected to give rise to liability of the Company under any Environmental Law.

5.15 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

5.16 Public Utility Holding Company Act. The Company is not a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.17 Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Company or any of their officers, directors or agents with respect to the issue of the Notes or Warrants, or the transactions contemplated by this Agreement. The Company agrees to indemnify the Purchasers and hold them harmless from and against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Company, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Purchasers without the knowledge of the Company.

ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Each of the Purchasers, with respect solely to itself and not with respect to any other Purchaser, represents and warrants to the Company that the statements contained in the Article VI are true and correct:

6.1 Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

6.2 Authorization and Validity. Each Purchaser has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by such Purchaser of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

6.3 No Conflict; Government Consent. Neither the execution and delivery by such Purchaser of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Purchaser or (ii) if the Purchaser is an entity, such Purchaser's articles or certificate of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which such Purchaser is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Purchaser pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Purchaser, is required to be obtained by such Purchaser in connection with the execution and delivery of the Loan Documents, or the payment and performance by such Purchaser of any of its obligations under or the legality, validity, binding effect or enforceability of any of the Loan Documents.

6.4 Acquisition for Investment. Each Purchaser is acquiring the Notes and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Notes or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Notes or the Warrants to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Notes or the Warrants for any minimum or other specific term and reserves the right to dispose of the Notes or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Notes and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

6.5 Status of Purchasers. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

6.6 Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

6.7 No General Solicitation. Each Purchaser acknowledges that the Notes and the Warrants were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

6.8 Rule 144. Such Purchaser understands that the Notes, Warrants and shares issuable upon conversion of the Notes and upon exercise of the Warrants must be held indefinitely unless such shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Notes, Warrants or shares issuable upon conversion of the Notes and upon exercise of the Warrants without either registration under the Securities Act or the existence of another exemption from such registration requirement.

6.9 General. Such Purchaser understands that the Notes and Warrants are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares,

6.10 Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

6.11 Future Acquisition. Each Purchaser acknowledges that it is familiar with the Company's plans regarding a potential acquisition of XBridge Software, Inc., a Delaware corporation and an Affiliate of the Company. Each Purchaser further acknowledges that the Company may not be able to acquire XBridge upon the terms desired by the Company and that such acquisition, if it occurs, may be on substantially different terms than the anticipated terms disclosed to such Purchaser.

ARTICLE VII
                                     CLOSING

7.1      Closing Documents.

(a) At the Closing, the Company will deliver or cause to be delivered to Purchasers all of the following documents in form and substance satisfactory to Purchasers:

(i) a certificate of the secretary or assistant secretary of the Company, certifying as to the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by the Company hereunder;

(ii) copies of the resolutions unanimously and duly adopted by the Company's board of directors authorizing the execution, delivery and performance by the Company of this Agreement and each of the other Loan Documents, and the consummation of all of the other transactions hereunder and thereunder, certified as of the Closing Date by the secretary or assistant secretary of the Company;

(iii)    the Notes;

(iv)     the Warrants;

(v) the Registration Rights Agreement substantially in the form of Exhibit D, executed by the Company; and

(vi) such other documents relating to the transactions contemplated by this Agreement as Purchasers may reasonably request.

(b) At the Closing, the Purchasers will deliver or cause to be delivered to the Company in accordance with Section 2.2, the purchase price for the Notes and Warrants as set forth in Exhibit A.

ARTICLE VIII
                                    TRANSFERS

8.1 Restricted Securities. Each of the Purchasers acknowledges that the Notes and Warrants will not be registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that, except as set forth in the Registration Agreement attached hereto as Exhibit D, the Company is not required to register the shares of Common Stock issuable upon conversion of the Notes or the exercise of the Warrants.

8.2 Legends. The Company may place an appropriate legend on the Notes and Warrants and the shares of Common Stock issuable upon conversion of the Notes or the exercise of the Warrants concerning the restrictions set forth in this
Article VIII. Upon the assignment or transfer by Purchasers or any of its successors or assignees of all or any part of the Notes, the term "Holder" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Notes, or portion thereof.

8.3 Replacement of Lost Notes. Upon receipt of evidence reasonably satisfactory to the Company of the mutilation, destruction, loss or theft of any Notes and the ownership thereof, the Company shall, upon the written request of the holder of such Notes, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Notes so mutilated, destroyed, lost or stolen; and such Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Notes being replaced have been mutilated, they shall be surrendered to the Company; and if such replaced Notes have been destroyed, lost or stolen, such holder shall furnish the Company with an indemnity in writing to save it harmless in respect of such replaced Note.

8.4 No Other Representations Affected. Nothing contained in this Article VIII shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Holder.

ARTICLE IX
                                     DEFAULT

9.1 Events of Default. An Event of Default shall mean the occurrence of one or more of the following described events:

(a) the Company shall default in the payment of any principal of or interest on the Notes when due, whether at maturity, upon any scheduled payment date or by acceleration or otherwise and such failure shall continue for a period of five
(5) days after the Company's receipt of written notice from Purchasers of such failure;

(b) the Company shall default under any agreement under which any Material Indebtedness is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness, and such default shall not be remedied to Purchasers' reasonable satisfaction for a period of thirty (30) days from the earlier of (i) written notice from a Holder of such default or (ii) actual knowledge by the Company of such default;

(c) any representation or warranty herein made by the Company, or any certificate or financial statement furnished pursuant to the provisions hereto shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

(d) the Company shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Loan Documents, and such default shall not be remedied to Purchasers' reasonable satisfaction for a period of thirty (30) days from the earlier of (i) written notice from a Holder of such default or (ii) actual knowledge by the Company of such default;

(e) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, "trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

(f) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing; and

(g) a final judgment which, with other undischarged final judgments against any the Company, exceeds an aggregate of $100,000, shall have been entered against the Company if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.

9.2      Consequences of Event of Default.

(a)  Bankruptcy.  If an Event of Default  specified in paragraphs  (e) or (f) of
Section 9.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of the Company to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

(b) Other Defaults. If any other Event of Default shall occur, Purchasers may at their option, by written notice to the Company, declare the entire unpaid balance of the Notes, and interest accrued thereon and all other liabilities of the Company hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived; provided, that in the case of a default specified in paragraph (a) of Section 9.1 hereof shall occur, any holder of a Note may declare the entire unpaid balance of such Note and other amounts due hereunder and there under with regard to such Note to become immediately due and payable.

(c) Penalty Interest. Following the occurrence and during the continuance of any Event of Default, the holders of the Notes shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and overdue interest, if any, on, the Notes at a rate per annum equal to the highest rate permitted by applicable law.

9.3 Security. Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the Company under this Agreement or the Notes are secured pursuant to the terms of the Security Agreement.

ARTICLE X
                                OTHER AGREEMENTS

10.1 Indemnification. The Company hereby further agrees to indemnify Purchasers, and their respective heirs, assigns, successors, agents, directors, employees, attorneys and representatives against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Purchaser is a party thereto) which Purchasers may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any
Note issued hereunder.

ARTICLE XI
                               GENERAL PROVISIONS

11.1 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

11.2 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Company and Purchasers and supersede all prior agreements and understandings among the Company and Purchasers relating to the subject matter thereof.

11.3 Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

11.4 Amendment. No amendment or modification to this Agreement or any of the Loan Documents shall be effective, unless in writing and signed by all the parties to the Loan Documents:

          13.7 Expenses. The Company agrees to reimburse Purchasers for any costs and out-of-pocket expenses (including reasonable attorneys' fees) paid or incurred by any Holder in connection with the collection and enforcement of the Loan Documents.

11.5 Severability. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

11.6 Nonliability of Holder. The relationship between the Company on the one hand and Purchasers on the other hand shall be solely that of borrower and lender. Purchasers shall not have any fiduciary responsibilities to the Company. Purchasers do not undertake any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that Purchasers shall have no liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Purchasers shall not have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

11.7 Confidentiality. Each of the Purchasers agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure (a) to legal counsel, accountants, and other professional advisors to Purchasers, (b) to regulatory officials, (c) to any Person as requested pursuant to or as required by law, regulation, or legal process, (d) to any Person in connection with any legal proceeding to which Purchasers is a party, (e) to Purchaser's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties.

11.8 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at (a) its address or facsimile number set forth on the signature pages hereof or (b) such other address or facsimile number as such party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

11.9 Choice Of Law. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

11.10 Venue. THE EXCLUSIVE JURISDICTION FOR ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS SHALL BE IN THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

11.11 Waiver Of Jury Trial. THE COMPANY AND EACH HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

11.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the Company and Purchasers have executed this Agreement as of the date first above written.

                             CNH HOLDINGS COMPANY


                             By:_______________________________
                             Name:     Derek Downs
                             Title:       President
                             Address: 17304 Preston Road, Suite 975
                                            Dallas, Texas 75252

                             Telephone: 972-381-4699
                             Fax:            214-722-1311

PURCHASERS:



                             By:_______________________________________________

                             Name: ____________________________________________

                             Title: ___________________________________________

                             Address: _________________________________________

                                            -----------------------------------

                             Telephone: _______________________________________

                             Fax:______________________________________________

                             SSN/Taxid: _______________________

                             Email: ___________________________

                                 SCHEDULE 5.2(A)



-------------------------------------------------- ----------------------
                           NAME                     OUTSTANDING OPTIONS
                                                     @ FROM $1.10 THRU
                                                           $1.30
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Derek P Downs                                             275,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Gregory T Royal                                           275,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Cynthia A Garr                                            275,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Andrew Hurzeler                                           40,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Larry Tuttle                                              40,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Jim Miller                                                30,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Lisa Anderson                                             15,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Ramana Guntor                                             10,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Linda Slate                                               10,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Mike Baker                                                10,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Greg Oliver                                               10,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Heather Baggett                                           10,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Robert Johnston                                           10,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Frederick Bastel                                            5,000
-------------------------------------------------- ----------------------



-------------------------------------------------- ----------------------
                           NAME                     OUTSTANDING OPTIONS
                                                          @ $2.00
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Charlie Stidham                                             400,000
-------------------------------------------------- ----------------------
-------------------------------------------------- ----------------------
Mark S Pierce                                               400,000
-------------------------------------------------- ----------------------

                                SCHEDULE 5.2 (C)

                                      NONE

                                  SCHEDULE 5.6

                                      NONE

                                  SCHEDULE 5.8

                                      NONE

                                SCHEDULE 5.11(B)


SOFTWARE LICENSE AGREEMENT WITH XBRIDGE SOFTWARE DATED 05/05/2003

                                  SCHEDULE 5.13


SOFTWARE LICENSE AGREEMENT WITH XBRIDGE SOFTWARE DATED 05/05/2003

                                    EXHIBIT A

                                   PURCHASERS

------- ----------------------------------------------- -------------- ----------------------------

                             NAME                           TOTAL       TOTAL NUMBER OF WARRANTS
                                                          PURCHASE
------- ----------------------------------------------- -------------- ----------------------------
  1.    Ronald Mahabir                                  $50,000                  50,000
------- ----------------------------------------------- -------------- ----------------------------
  2.    Terry Yon                                       $25,000                  25,000
------- ----------------------------------------------- -------------- ----------------------------
  3.    Stanley A. Worthley                             $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
  4.    Daniel W. Kuhlein                               $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
  5.    Edward or Cora Rauth Napolitan                  $10,000                  10,000
------- ----------------------------------------------- -------------- ----------------------------
  6.    John W. & Donna L. Stone                        $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
  7.    Jacob Angrest                                   $30,000                  30,000
------- ----------------------------------------------- -------------- ----------------------------
  8.    Shapiro Family Trust Dated January 9, 1989      $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
  9.    Tim Robertson                                   $20,000                  20,000
------- ----------------------------------------------- -------------- ----------------------------
 10.    Bell Family Limited Partnership                 $50,000                  50,000
------- ----------------------------------------------- -------------- ----------------------------
 11.    Katherine B. Lane or Richard Lane               $59,000                  59,000
------- ----------------------------------------------- -------------- ----------------------------
 12.    Ralph C. Wintrode Trustee of Ralph C.           $50,000                  50,000
        Wintrode Trust UDT dated May 9, 2001
------- ----------------------------------------------- -------------- ----------------------------
 13.    Marc Inderhees                                  $20,000                  20,000
------- ----------------------------------------------- -------------- ----------------------------
 14.    Lawrence H. Newman                              $22,000                  22,000
------- ----------------------------------------------- -------------- ----------------------------
 15.    Linda Slate                                     $10,000                  10,000
------- ----------------------------------------------- -------------- ----------------------------
 16.    Mark Johnson                                    $50,000                  50,000
------- ----------------------------------------------- -------------- ----------------------------
 17.    Andrew Sazama                                   $26,000                  26,000
------- ----------------------------------------------- -------------- ----------------------------
 18.    Daniel Bell II or Rebecca Bell                  $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
 19.    Mellon Bank of New England Ralph C. Wintrode    $50,000                  50,000
        IRA
------- ----------------------------------------------- -------------- ----------------------------
 20.    Jeffrey Q. Lewis                                $45,000                  40,000
------- ----------------------------------------------- -------------- ----------------------------
 21.    American Corp Register Inc                      $50,000                  50,000
------- ----------------------------------------------- -------------- ----------------------------
 22.    Katherine Lane UTA Charles Schwab & Co Inc.     $15,000                  15,000
        SEP-IRA DTD 04/07/98
------- ----------------------------------------------- -------------- ----------------------------
 23.    Lawrence H. Newman IRA Contributory Charles     $20,000                  20,000
        Schwab Custodian
------- ----------------------------------------------- -------------- ----------------------------
 24.    Michael C. Fletcher Sr. and Donna F. Fletcher   $15,000                  15,000
        Family Trust dated 12/20/90
------- ----------------------------------------------- -------------- ----------------------------
 25.    Kurt Jechel                                     $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
 26.    Michael K. Winslow                              $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
 27.    Vincent de Philippis                            $100,000                 100,000
------- ----------------------------------------------- -------------- ----------------------------
 28.    Sam Slay                                        $81,000                  81,000
------- ----------------------------------------------- -------------- ----------------------------
 29.    Khanh Nguyen                                    $20,000                  20,000
------- ----------------------------------------------- -------------- ----------------------------
 30.    Robert C. Pellman Trustee for 2004 Robert C.    $15,000                  15,000
        Pellman Revocable Trust
------- ----------------------------------------------- -------------- ----------------------------
 31.    Rocky Mountain Customer Services, Inc.          $110,000                 110,000
------- ----------------------------------------------- -------------- ----------------------------
 32.    T.C.R LP Trust                                  $50,000                  50,000
------- ----------------------------------------------- -------------- ----------------------------
 33.    Irene or Kon Cherewan                           $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
 34.    W. J. Matthews                                  $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
 35.    Antonio Diaz MD                                 $13,000                  13,000
------- ----------------------------------------------- -------------- ----------------------------
 36.    Alex Groswird                                   $30,000                  30,000
------- ----------------------------------------------- -------------- ----------------------------

                                    EXHIBIT B


                  SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

                              CNH HOLDINGS COMPANY
                  SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE


$________ December 13, 2004 THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER
JURISDICTION. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO CNH
HOLDINGS COMPANY (THE "COMPANY") OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.
THIS NOTE WAS ORIGINALLY ISSUED ON December 13, 2004

THIS NOTE WAS ISSUED PURSUANT TO A NOTE PURCHASE AGREEMENT, DATED AS OF December 13, 2004 (AS FROM TIME TO TIME AMENDED, THE "PURCHASE AGREEMENT"), AND IS ENTITLED TO THE BENEFITS THEREOF. ALL TERMS USED HEREIN UNLESS OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PURCHASE AGREEMENT. EACH HOLDER OF THIS NOTE WILL BE DEEMED, BY ITS ACCEPTANCE HEREOF, TO HAVE AGREED TO THE TERMS AND CONDITIONS SET FORTH IN THE PURCHASE AGREEMENT.

         CNH HOLDINGS COMPANY, a Nevada corporation (the "Company"), for value received hereby promises to pay to ________________ or registered assigns (the "Holder"), the principal amount of $_________ with interest on the unpaid principal of this Note, from the date hereof, at the rate of eight percent (8%) per annum, compounded quarterly on each Interest Compounding Date, except as otherwise may be provided herein. All payments hereunder are payable in lawful money of the United States of America at the place the Holder may designate in writing to the Company.

         Interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. It is the intention of the Company and the Holder to conform strictly to applicable usury laws. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Holder may charge the Company under applicable law and in regard to which the Company may not successfully assert the claim or defense of usury, and (ii) if any excess interest is provided for, it shall be deemed a mistake and the same shall be refunded to the Company or credited on the unpaid principal balance hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal contract rate and amount of interest.

         The unpaid principal and accrued interest of this Note shall be due and payable on the date that is two (2) years from the date of this Note.

         The Company may prepay the Notes, in whole or in part, upon thirty (30) days prior written notice to Purchasers; provided that partial prepayments may be made only in increments of $10,000. In the event of a proposed prepayment by the Company, prior to such prepayment, Purchasers shall have the right to convert the amount of the proposed prepayment into shares of Common Stock in accordance with Article IV, regardless of the period of time that the Notes have been outstanding. In the event of a Change in Control, this Note shall become immediately due and payable.

         If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day.

         Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Holder or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Holder or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Holder or any other holder hereof and applied to the indebtedness as herein provided.

         The Holder of this Note may convert all or any part of the principal and accrued interest of this Note into Qualified Securities or shares of Common Stock pursuant to Article IV of the Purchase Agreement. This Note, when surrendered for conversion, shall be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Company duly executed by the Holder of this Note. For convenience, the conversion of all or a portion, as the case may be, of this Note is hereinafter sometimes referred to as the conversion of this Note. In the event that this Note is converted in part only, upon such conversion, the Company shall execute and deliver to the Holder, without service charge, a new Note, of any authorized denomination or denominations as requested by the Holder, in aggregate principal amount equal to and in exchange for the unconverted portion of the principal of this Note so surrendered.

         No fractional shares or scrip representing fractional securities shall be issued upon the conversion of this Note. If the conversion of this Note results in a fraction, in lieu of such fractional securities, the Company shall pay to the Holder in cash an amount equal to such fraction.

         If an Event of Default as defined in the Purchase Agreement occurs and is continuing, the unpaid principal and accrued interest of this Note may be declared or otherwise immediately become due and payable in the manner, at the price, including all costs of enforcement (including reasonable attorneys' fees) and with the effect provided in the Purchase Agreement.

         Except as provided herein, the Company waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, grace, and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

         The undersigned hereby agrees to pay all expenses incurred by the Holder, including reasonable attorneys' fees, all of which shall become a part of the principal hereof, if this Note is placed in the hands of an attorney for collection, or if it is collected by suit or through any probate, bankruptcy or any other legal proceedings.

         If this Note is not paid at maturity, however maturity may be brought about, all principal due on the date of such maturity shall bear interest from the date of such maturity at the maximum contract rate of interest which the Holder may charge the Company under applicable law.

         No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

         This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the State of Texas and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

         IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first above written.

                         CNH HOLDINGS COMPANY



                         By:_______________________________________________
                               Derek Downs, President

                                    EXHIBIT C

                                     WARRANT

                               WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK OF
                              CNH HOLDINGS COMPANY


No. A-_____ December 13, 2004 THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO CNH HOLDINGS COMPANY, A NEVADA CORPORATION (THE "COMPANY") OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

THIS WARRANT WAS ISSUED IN CONNECTION WITH THAT CERTAIN CONVERTIBLE NOTE PURCHASE AGREEMENT DATED AS OF December 13, 2004 (AS FROM TIME TO TIME AMENDED, THE "PURCHASE AGREEMENT") AND IS SUBJECT TO THE BENEFITS THEREOF. ALL TERMS USED HEREIN UNLESS OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PURCHASE AGREEMENT. EACH HOLDER OF THIS WARRANT WILL BE DEEMED, BY ITS ACCEPTANCE HEREOF, TO HAVE AGREED TO THE TERMS AND CONDITIONS SET FORTH IN THE PURCHASE AGREEMENT. THIS WARRANT IS SUBJECT TO REDEMPTION UNDER TO SECTION 2 HEREOF.

1._______GRANT, EXERCISE PRICE, EXPIRATION DATE. This certifies that to _____________ (the "HOLDER"), is entitled to purchase from CNH Holdings Company, a Nevada corporation (the "COMPANY"), subject to the terms set forth below, a maximum of __________ (________) fully paid and nonassessable shares ("WARRANT SHARES") (subject to adjustment as provided herein) of the Company's common stock, $.001 par value per share Common Stock ("COMMON STOCK") at the time of the exercise of this Warrant, for a cash exercise price of One Dollar and Thirty Cents ($1.30) per share (the "EXERCISE PRICE") (subject to adjustment as provided herein) at any time or from time to time up to and including 5:00 p.m. (central time) on December 13, 2009 (the "EXPIRATION DATE") upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. Cashless exercise of this Warrant is not permitted. The Exercise Price and Warrant Shares are subject to adjustment as provided in
Section 4 of this Warrant. This Warrant is issued subject to the following terms and conditions:

2._______REDEMPTION. This Warrant may be redeemed by the Company, in whole and not in part, upon thirty (30) days prior written notice to Holder, at any time after the Registration Date, if the Common Stock closes at a bid price of at least $3.50 for any ten (10) out of fifteen (15) consecutive trading days, at a redemption price of $0.10 per share. The closing of such redemption and payment, in cash, therefore shall take place on the date set forth in the Company's written, provided that Holder has not then properly and irrevocably exercised this Warrant.

3._______EXERCISE, ISSUANCE OF CERTIFICATES. This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time or from time to time following its issuance, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 4 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder.

4._______SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, in cash or by check, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

5._______ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The provisions of this Section 5 shall apply in the event that any of the events described in this
Section 5 shall occur with respect to the Common Stock at any time on or after the original issuance date of this Warrant:

5.1______STOCK  SPLITS  AND  COMBINATIONS.  If the  Company  shall  at any  time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the Shares which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Exercise Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section shall become effective at the time that such subdivision or combination becomes effective.

5.2 RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock which the Holder would have become entitled to purchase but for such change, the number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

5.3 REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALE OF ASSETS. If at any time there shall be a capital reorganization of the Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) then, as a part of such reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number of shares of Common Stock or other securities or property of the Company to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization if this Warrant had been exercised immediately before that capital reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

5.4 COMMON STOCK DIVIDENDS; DISTRIBUTIONS. In the event the Company should at any time prior to the expiration of this Warrant fix a record date for the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of the Warrant shall be appropriately increased in proportion to such increase of outstanding shares.

5.5 ADJUSTMENTS OF OTHER DISTRIBUTIONS. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 5.4, then, in each such case for the purpose of this subsection 5.5, upon exercise of this Warrant the Holder hereof shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

5.6 CERTIFICATE AS TO ADJUSTMENTS. In the case of each adjustment or readjustment of the Exercise Price pursuant to this Section 5, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to the Holder. The Company will, upon the written request at any time of the Holder, furnish or cause to be furnished to such Holder a certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of shares of Common Stock issuable upon exercise of the Warrant and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

6. NO VOTING OR DIVIDEND RIGHTS. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

7. Compliance with Securities Act: Transferability of Warrant, Disposition of Shares of Common Stock.

7.1 COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. This Warrant and all Warrant Shares (unless registered under the Securities Act of 1933, as amended (the "Act")) shall be stamped or imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

7.2 WARRANT TRANSFERABLE. Subject to compliance with applicable federal and state securities laws under which this Warrant was purchased, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed.

7.3 DISPOSITION OF WARRANT SHARES AND COMMON STOCK. With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof and indicating whether or not under the Act certificates for such Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. Notwithstanding the foregoing, such Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

8. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9. NOTICES. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by hand or messenger or shall be sent by certified mail, postage prepaid, or by overnight courier to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other. Each such notice or other communication shall be treated as effective or having been given (a) when delivered if delivered personally,
(b) if sent by registered or certified mail, at the earlier of its receipt or three business days after the same has been registered or certified as aforesaid, or (c) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service.

10. OTHER NOTICES. If at any time:

                  (a) the Company shall declare any cash dividend upon its Common Stock;

                  (b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                  (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (d) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (e) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place; provided, however, that the Holder shall use its best commercial efforts to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or conversion, as the case may be.

11. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without regard to its choice of laws principles.

12. LOST OR STOLEN WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

13. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

14. NO IMPAIRMENT. The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company's obligations hereunder.

15. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this ___ day of December, 2004.

                    CNH HOLDINGS COMPANY


                    By:
                       ----------------------------------------------------

                    Name:    Derek Downs
                         --------------------------------------------------

                    Title:   President/CEO
                          -------------------------------------------------

                              FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:      CNH HOLDINGS COMPANY

[Please mark one box]

? The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ shares of Common Stock of CNH HOLDINGS COMPANY (the "COMPANY") and herewith makes payment of $_________ therefor.

? The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________________ shares of Common Stock of the Company and herewith elects to pay for such shares by reducing the number of shares issuable thereunder in accordance with Section 1 thereof. The undersigned hereby authorizes the Company to make the required calculation under Section 1 of the Warrant.

The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof. The undersigned requests that certificates for such shares be issued in the name of, and delivered to:
whose address is:

DATED:
      --------------------------------------


            (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

            Name:
                 ------------------------------------------------

            Title:
                  -----------------------------------------------

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "Agreement") is made and entered into as of December __, 2004, by and among CNH Holdings Company, a Nevada corporation (the "Company"), and the purchasers listed on Schedule I hereto (the "Purchasers").

                  This Agreement is being entered into pursuant to the Note Purchase Agreement dated as of the date hereof among the Company and the Purchasers (the "Purchase Agreement").

                  The Company and the Purchasers hereby agree as follows:

          1.      Definitions.

                  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Advice" shall have meaning set forth in Section 3(l).

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board" shall have meaning set forth in Section 3(m).

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

                  "Closing Date" means the date of the last closing of the purchase and sale of the Notes and Warrants pursuant to the Purchase Agreement.

                  "Commission" means the Securities and Exchange Commission.
                   ----------

                  "Common Stock" means the Company's Common Stock, par value $.001 per share.

                  "Effectiveness Date" means with respect to the Registration Statement the earlier of the date which is within five (5) days of the date on which the Commission informs the Company that the Commission (i) will not review the Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement and the Company makes such request.

                  "Effectiveness  Period"  shall have the  meaning  set forth in
Section 2.

                  "Event" shall have the meaning set forth in Section 7(d).

                  "Event Date" shall have the meaning set forth in Section 7(d).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Filing Date" means the earlier of (a) one hundred and eightieth (180th) day following the Closing Date, and (b) May 31, 2005.

                  "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                  "Indemnified  Party"  shall  have  the  meaning  set  forth in
Section 5(c).

                  "Indemnifying  Party"  shall  have the  meaning  set  forth in
Section 5(c).

                  "Losses" shall have the meaning set forth in Section 5(a).

                  "Note" means the Senior Unsecured Convertible Promissory Notes issued pursuant to the Agreement.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Proceeding" means an action,  claim,  suit,  investigation or
proceeding   (including,   without  limitation,   an  investigation  or  partial
proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities means the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants.

                  "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities Act" means the Securities Act of 1933, as amended.

         2.       Resale Registration.

                  On or prior to the Filing Date the Company shall prepare and file with the Commission a "resale" Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 or other appropriate form in accordance herewith). The Company shall (i) not permit any securities other than the Registrable Securities and the securities listed on
Schedule II hereto to be included in the Registration Statement and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period"). If at any time and for any reason, an additional Registration
Statement is required to be filed because at such time the actual number of shares of Common Stock into which the Notes are convertible and the Warrants are exercisable exceeds the number of shares of Registrable Securities remaining under the Registration Statement, the Company shall have twenty (20) Business Days to file such additional Registration Statement, and the Company shall use its best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than sixty (60) days after filing.

         3.       Registration Procedures.

                  In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) Prepare and file with the Commission, on or prior to the Filing Date, a Registration Statement on Form SB-2 (or other appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders) and in accordance with applicable law, and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than three (3) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Holders, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, to conduct a reasonable review of such documents. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in writing within three (3) Business Days of their receipt thereof.

                  (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities;
(ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible, but in no event later than ten (10) Business Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Holders of Registrable Securities as promptly as possible (and, in the case of (i)(A) below, not less than three (3) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than two (2) Business Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, as promptly as possible, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

                  (e) If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(f) If requested by any Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and subject to the provisions of Sections 3(l) and 3(m), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

                  (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates, to the extent permitted by the Purchase Agreement and applicable federal and state securities laws, shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request in connection with any sale of Registrable Securities.

                  (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders all documents filed or required to be filed with the Commission.

                  (l) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, Prospectus, or any amendment or supplement thereto, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

                  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v), 3(c)(vi) or 3(m), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

                  (m) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 20 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(m) for more than 45 days in the aggregate during any 12 month period; provided, however, that no such postponement or suspension shall be permitted for consecutive 20 day periods, arising out of the same set of facts, circumstances or transactions.

     4. Registration Expenses.

                  All  fees  and  expenses  incident  to the  performance  of or compliance with this Agreement by the Company, except as and to the extent specified in Section 4, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filing fees required to be paid by the Company to the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc. and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

     5. Indemnification.

                  (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration
Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto), in the light of the circumstances under which they were made, not misleading, except to the extent, but only to the extent, that such untrue statements or omissions arise out of or are based upon information regarding the Holders or such other Indemnified Party furnished in writing to the Company by a Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to a Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by a Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                  (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto), in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder or other Indemnified Party to the Company expressly for use therein and that such information was reasonably relied upon by the Company for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or any amendment or supplement thereto. Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

              All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is due but unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

              The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

              The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

         6. Rule 144.

              As long as any Holder owns the Notes Warrants or any Registrable Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Notes, Warrants or Regstrable Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell the Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         7. Miscellaneous.

                  (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, such Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in Schedule 2.1(c) of the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

                  (c) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto or as disclosed in Schedule 2.1(c) of the Purchase Agreement or Schedule II hereto) may include securities of the Company in the Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its securityholders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

                  (d) Failure to File Registration Statement and Other Events. The Company and the Purchasers agree that the Holders will suffer damages if the Registration Statement is not filed on or prior to the Filing Date and not declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if, except as set forth in Section 3(m), (i) the Registration Statement is not filed on or prior to the Filing Date, or (ii) the Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (or in the event an additional Registration Statement is filed because the actual number of shares of Common Stock into which the Note is convertible and the Warrants are exercisable exceeds the number of shares of Common Stock initially registered is not filed and declared effective with the time periods set forth in Section 2), or (iii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or is not subject to further review, or (iv) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission in accordance with Section 2 hereof or (v) the Company has breached Section 3(m) (any such failure or breach being referred to as an "Event," and for purposes of clauses (i) and (ii) the date on which such Event occurs, or for purposes of clause (iii) the date on which such five Business Day period is exceeded, or for purposes of clause (iv) after more than twenty Business Days, or for purposes of clause (v) the date on which such three Business Day period is exceeded, being referred to as "Event Date"), the Company shall pay an amount as liquidated damages to each Holder equal to 1.0% per calendar month (prorated for shorter periods) of the outstanding principal and accrued interest on the Note held by such Holder, from the Event Date (provided that, with respect to the Event described in clause (ii), the first calendar month shall be deemed to commence on the 30th day prior to the applicable Event Date), less any amount that has been converted and sold by such Holder, until the applicable Event is cured. Notwithstanding anything to the contrary in this paragraph (e), if (I) any of the Events described in clauses (i), (ii or (iii) shall have occurred, (II) on or prior to the applicable Event Date, the Company shall have exercised its rights under Section 3(m) hereof and (III) the postponement or suspension permitted pursuant to such Section 3(m) shall remain effective as of such applicable Event Date, then the applicable Event Date shall be deemed instead to occur on the second Business Day following the termination of such postponement or suspension.

                  (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of seventy-five percent (75%) of the Registrable Securities outstanding.

                  (g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., Dallas time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., Dallas time, on any date and earlier than 11:59 p.m., Dallas time, on such date, (iii) the Business Day following the date of mailing, if sent by overnight delivery by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on
Schedule I attached hereto, or with respect to the Company, addressed to:

                                    CNH Holdings Company
                                    17304 Preston Road, Suite 975
                                    Dallas, Texas 75252
                                    Attention: Derek Downs
                                    Tel. No.:  (972) 381-4699
                                    Fax No.:  (214) 722-1311

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to Jackson Walker L.L.P., 2435 N. Central Expressway, Suite 600, Richardson, Texas, 75080,
Attention:  Robert J. Johnston,  Telephone No.: (972)  744-2913,  Facsimile No.:
(972) 744-2909.

                  (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

                  (i) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any Affiliate of such Holder or any other Holder or Affiliate of any other Holder of all or a portion of the Notes or the Registrable Securities if: (1) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (3) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (4) at or before the time the Company receives the written notice contemplated by clause (2) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (5) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original  and, all of which taken  together  shall  constitute  one and the same
Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (k) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

                  (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (m)  Severability.   If  any  term,  provision,   covenant  or
restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (n) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  (o) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (p) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Loan Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Loan Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to the Purchase Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Purchaser in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Purchaser) shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Loan Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Loan Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Loan Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Loan Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Loan Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Loan Documents or the transactions contemplated hereby or thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                     CNH HOLDINGS COMPANY


                     By:_____________________________________

               Name:  Derek Downs
                                                          Title:   President


                                   PURCHASER:


-------------------------------------

                                       Print Name:_____________________________

                                   Schedule I
                                   Purchasers

------- ----------------------------------------------- -------------- ----------------------------

                             NAME                           TOTAL       TOTAL NUMBER OF WARRANTS
                                                          PURCHASE
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
  1.    Ronald Mahabir                                  $50,000                  50,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
  2.    Terry Yon                                       $25,000                  25,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
  3.    Stanley A. Worthley                             $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
  4.    Daniel W. Kuhlein                               $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
  5.    Edward or Cora Rauth Napolitan                  $10,000                  10,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
  6.    John W. & Donna L. Stone                        $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
  7.    Jacob Angrest                                   $30,000                  30,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
  8.    Shapiro Family Trust Dated January 9, 1989      $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
  9.    Tim Robertson                                   $20,000                  20,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 10.    Bell Family Limited Partnership                 $50,000                  50,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 11.    Katherine B. Lane or Richard Lane               $59,000                  59,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 12.    Ralph C. Wintrode Trustee of Ralph C.           $50,000                  50,000
        Wintrode Trust UDT dated May 9, 2001
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 13.    Marc Inderhees                                  $20,000                  20,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 14.    Lawrence H. Newman                              $22,000                  22,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 15.    Linda Slate                                     $10,000                  10,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 16.    Mark Johnson                                    $50,000                  50,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 17.    Andrew Sazama                                   $26,000                  26,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 18.    Daniel Bell II or Rebecca Bell                  $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 19.    Mellon Bank of New England Ralph C. Wintrode    $50,000                  50,000
        IRA
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 20.    Jeffrey Q. Lewis                                $45,000                  40,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 21.    American Corp Register Inc                      $50,000                  50,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 22.    Katherine Lane UTA Charles Schwab & Co Inc.     $15,000                  15,000
        SEP-IRA DTD 04/07/98
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 23.    Lawrence H. Newman IRA Contributory Charles     $20,000                  20,000
        Schwab Custodian
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 24.    Michael C. Fletcher Sr. and Donna F. Fletcher   $15,000                  15,000
        Family Trust dated 12/20/90
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 25.    Kurt Jechel                                     $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 26.    Michael K. Winslow                              $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 27.    Vincent de Philippis                            $100,000                 100,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 28.    Sam Slay                                        $81,000                  81,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 29.    Khanh Nguyen                                    $20,000                  20,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 30.    Robert C. Pellman Trustee for 2004 Robert C.    $15,000                  15,000
        Pellman Revocable Trust
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 31.    Rocky Mountain Customer Services, Inc.          $110,000                 110,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 32.    T.C.R LP Trust                                  $50,000                  50,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 33.    Irene or Kon Cherewan                           $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 34.    W. J. Matthews                                  $15,000                  15,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 35.    Antonio Diaz MD                                 $13,000                  13,000
------- ----------------------------------------------- -------------- ----------------------------
------- ----------------------------------------------- -------------- ----------------------------
 36.    Alex Groswird                                   $30,000                  30,000
------- ----------------------------------------------- -------------- ----------------------------

                                   Schedule II
          Other Securities to be Included on the Registration Statement


All shares of common stock to be issued by CNH in connection with the acquisition of XBridge Software, Inc., as contemplated in Section 6.11 of the Purchase Agreement, including but not limited to any shares issued as payment for any obligations of XBridge Software, Inc. outstanding at the time of the acquisition.